Sub-Item 77Q(1)(e) - Copies of any new or amended registrant investment advisory agreements

At a special telephonic meeting held on January 28, 2015, the Board of Directors of the Registrant approved a Fee Waiver Commitment Letter of Bessemer Investment Management LLC and Bessemer Trust Company, N.A. dated January 28, 2015 with respect to the Old Westbury Large Cap Core Fund, Old Westbury Large Cap Strategies Fund, Old Westbury Small & Mid
Cap Fund, Old Westbury Strategic Opportunities Fund, Old Westbury Fixed Income Fund, Old Westbury Municipal Bond Fund and Old Westbury Real
 Return Fund. The Fee Waiver Commitment Letter is incorporated herein by reference to Exhibit (d)(xxi) of Post-Effective Amendment No. 56 to Registrant's Registration Statement filed on January 30, 2015
(Accession No. 0000930413-15-000321).

At a meeting held on February 11-12, 2015, the Board of Directors of the Registrant approved a Sub-Advisory Agreement dated February 13, 2015 among the Registrant, on behalf of the Old Westbury Large Cap Strategies Fund, Bessemer Investment Management LLC and Harding Loevner LP. The Sub-Advisory Agreement is incorporated herein by reference to Exhibit
 (d)(xi) of Post-Effective Amendment No. 59 to Registrant's Registration Statement filed on April 2, 2015 (Accession No. 0000930413-15-001613).

At a meeting held on February 11-12, 2015, the Board of Directors of the Registrant approved a Fee Waiver Commitment Letter of Bessemer Investment Management LLC and Bessemer Trust Company, N.A. dated
February 24, 2015 with respect to the Old Westbury Strategic Opportunities Fund. The Fee Waiver Commitment Letter is incorporated herein by reference to Exhibit (d)(xxiii) of Post-Effective Amendment No. 59 to Registrant's Registration Statement filed on April 2, 2015
(Accession No. 0000930413-15-001613).